As filed with the Securities and Exchange Commission on January 23, 1997
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            MemberWorks Incorporated
                            ------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                      06-1276882
  ------------------------------                   -------------------
 (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                    Identification No.)

          680 Washington Blvd.; Suite 1100; Stamford, Connecticut 06901
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                 1995 Non-Employee Directors' Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plan)

                                 Gary A. Johnson
                      President and Chief Executive Officer
                            MemberWorks Incorporated
                        680 Washington Blvd., Suite 1100
                           Stamford, Connecticut 06901
                           ---------------------------
                     (Name and address of agent for service)

                                 (203) 324-7635
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

 Title of                        Proposed         Proposed
Securities        Amount to       Maximum          Maximum        Amount of
  to be              be        Offering Price     Aggregate     Registration
Registered        Registered      Per Share     Offering Price      Fee
---------------   ----------   --------------   --------------  ------------

Common Stock,      36,000         13.25(1)        477,000(1)        $145
$0.01 par value     shares

--------------------------

     (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by Nasdaq on January 20, 1997, in accordance with Securities Act Rule 457(c) and (h).


PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1995 Non-Employee Directors' Stock Option Plan of MemberWorks Incorporated, a Delaware corporation (the "Registrant" or the "Company"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents by Reference.
             ------------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

     (1) The Company's Prospectus pursuant to Rule 424(b)(1) of the Securities Act, dated October 18, 1996;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, dated November 14, 1996; and

     (3) The description of the Common Stock, $0.01 par value per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A as filed with the Commission on October 11, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4. Description of Securities.
             --------------------------

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
             ---------------------------------------

     The validity of the Common Stock offered hereby has been passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.

     Item 6. Indemnification of Directors and Officers.
             ------------------------------------------

     The Registrant's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of the law. The Registrant's Certificate of Incorporation also contains provisions obligating the Registrant to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     Item 7.      Exemption From Registration Claimed.
                  ------------------------------------

     Not applicable.

     Item 8.      Exhibits.
                  ---------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.      Undertakings.
                  -------------

     1. The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on this 23rd day of January, 1997.


                             MEMBERWORKS INCORPORATED



                             By: /s/ Gary A. Johnson
                                --------------------
                                Gary A. Johnson
                                President and
                                Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of MemberWorks Incorporated hereby severally constitute and appoint James B. Duffy and Steven H. Levenherz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable MemberWorks Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of January 23, 1997.

           Signature                         Title
           ---------                         -----


        /s/ Gary A. Johnson         President, Chief Executive
      -------------------------     Officer and Director
      Gary A. Johnson               (Principal Executive Officer)

        /s/ Dennis P. Walker        Executive Vice President and Director
      -------------------------
      Dennis P. Walker


        /s/ James B. Duffy          Chief Financial Officer
      -------------------------     (Principal Financial and Accounting Officer
      James B. Duffy


        /s/ Stephen J. Clearman     Director
      -------------------------
      Stephen J. Clearman


        /s/ Alec L. Ellison         Director
      -------------------------
      Alec L. Ellison


        /s/ Michael R. O'Brien      Director
      -------------------------
      Michael R. O'Brien


        /s/ Marc S. Tesler          Director
      -------------------------
      Marc S. Tesler

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number
------


4.1  Certificate of Incorporation, as amended (1)

4.2  By-Laws (2)

4.3  Specimen Certificate of Common Stock of the Registrant (3)

5.1  Opinion of Hale and Dorr LLP

23.1 Consent of Hale and Dorr LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature pages of this Registration Statement)



-----------------------

(1) Incorporated herein by reference to Exhibits 3.1 through 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-10541).

(2) Incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-10541).

(3) Incorporated herein by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-10541).